CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement Nos. 333-31425, 333-40603, 333-50625, and
333-67573 on Form S-3;  and  333-11549,  333-25925,  333-37137,  333-74769,  and
333-30488 on Form S-8 of Fonix Corporation of our report dated March 29, 2001 included in Fonix Corporation's Form 10-K for the year ended December 31, 2000.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Salt Lake City, Utah
  March 29, 2001